EXHIBIT 10.4

                         AMENDED EMPLOYMENT AGREEMENT


     This Amended Employment Agreement, dated _June 30, 1999, by and between WEBB INTERACTIVE SERVICES, INC. a Colorado Corporation ("WEBB"), formerly known as ONLINE SYSTEM SERVICES, INC. and PERRY EVANS, an individual residing in Denver, Colorado ("Executive") (the "Amended Employment Agreement"), amends and supersedes the Employment Agreement, dated March 9, 1999, by and between WEBB, Executive and NetIgnite2, L.L.C., a Colorado limited liability company (the "Original Employment Agreement").

     WHEREAS, NetIgnite, Inc., a member with Webb of NetIgnite2, L.L.C. has merged with WEBB;

     WHEREAS, WEBB and the Executive wish to amend the rights, duties and responsibilities of Executive under the Original Employment Agreement; and,

     WHEREAS, in order to effectuate this amendment, WEBB and the Executive have agreed to replace the Original Employment Agreement with this Amended Employment Agreement (except as set forth in Section 6.3 below);

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to replace the Original Employment Agreement with this Amended Employment Agreement as follows:

     1. Employment. WEBB, its subsidiaries and affiliate companies (collectively, the "Company") agree to employ Executive and Executive hereby agrees to be employed by the Company on a full-time basis. Executive represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

     2. Duties. Executive shall be employed as Company's President and shall be appointed as a member of the Board of Directors of the Company (the "Board") and perform the duties, bear the responsibilities commensurate with his position and serve the Company faithfully and to the best of his ability. In addition, the Executive will hold, without additional compensation, such other offices and directorships for the Company to which he may be appointed or elected from time to time. Executive's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

     3. Exclusivity. Executive shall devote his full business time, efforts, attention, skill and energy to the Company's business. Executive shall not engage in any other business activity that requires significant personal services by Executive. However, Executive may take reasonable personal time for:

          3.1. personal investments that do not require any significant services by Executive;

          3.2.  participation in volunteer or charitable activities;

          3.3.  participation in industry-related organizations;

          3.4.  serving as a Director for other companies; and

          3.5.  activities approved in advance by the Board;

except that Executive shall cease any such outside activity if the Board determines that such activity will interfere or conflict with the Company's interests.

     4. Conflicts of Interest. Executive shall not engage in any activity that may interfere or conflict with the proper performance of Executive's duties or the Company's interests. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Board and a majority of the disinterested Board must approve the transaction.

     5. Confidentiality. The relationship between the Company and Executive is one of confidence and trust. Executive agrees that the provisions of this Section are fair and reasonable because as a result of his employment by the Company he will have access to proprietary Company information and that such information is a highly-valued asset of the Company.

          5.1. confidential Information. The term "Confidential Information" means all information relating to the Company, its affiliates, customers and suppliers considered by the Company to be confidential, including, without limitation:

                5.1.1. the Company's plans, products, processes and personnel;

                5.1.2. the nature of the Company's services and any area where such services are performed or planned to be performed;

                5.1.3.  research, development, manufacturing,
          purchasing, and engineering;

                5.1.4. markets, marketing strategies, customer lists and prospect lists;

                5.1.5. merchandising, selling, pricing, tariffs or contractual terms,

                5.1.6. inventions, discoveries, concepts and ideas, whether patentable or not, processes, methods, formulas, and techniques, trade secrets, related improvements and knowledge;

               5.1.7.  financial and accounting information;

               5.1.8.  the Company's technology, expertise or
          business; and

               5.1.9. any component of Confidential Information or anything derived from Confidential Information.

     The Company's determination that specific information constitutes Confidential Information shall be binding, except for information already in the public domain other than by Executive's act and except for information which is no longer a trade secret as defined by the Uniform Trade Secrets Act.

          5.2. Non-disclosure. Executive agrees that he shall at no time, whether during his employment or at any time thereafter, disclose or use any Confidential Information for any purpose other than the conduct of the Company's business. Upon the breach or threatened breach of this covenant by Executive, the Company shall be entitled without notice to obtain relief pursuant to Section 11 below.

          5.3. Notice to Company. Executive will immediately notify the Company if he learns that Confidential Information has been disclosed or is about to be disclosed, whether by Executive's acts, acts of third parties, law, regulation or court order. Executive will cooperate with the Company's efforts to prevent or limit disclosure of Confidential Information.

          5.4. Ownership. Any Confidential Information that is directly originated, developed or perfected to any degree by Executive during his employment hereunder shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company. To the extent that any Confidential Information constitutes an original work of authorship by Executive which is protectable by copyright, Executive acknowledges that such work is a "work for hire" as defined by the U.S. Copyright Act (17 U.S.C. (S)101 et seq.).

          5.5. Return of Confidential Information. Upon termination of Executive's employment, Executive or his legal representative shall deliver to the Company all original and duplicates and/or copies of all documents, records, notebooks, computer records or media, and similar materials containing Confidential Information then in his possession.

          5.6. Further Assurances. Executive agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section as the Company may reasonably request.

     6. Compensation and Benefits. In consideration of the services to be rendered pursuant to this Agreement, Executive shall receive the following compensation and benefits during the term of his employment:

          6.1. Salary and Bonus. The Company shall pay Executive an annual base salary, payable semi-monthly in arrears. The annual base salary during the term hereof shall be $190,000 with annual increases as approved by the Company. Executive will have an opportunity to earn an incentive bonus based upon Executive's accomplishment of objectives that are mutually defined and agreed upon between Executive and the Company. The Company shall annually review the amounts of the base salary and bonus. The bonus for calendar 1999 shall be in a cash amount of up to 50% of Executive's base salary on an annualized basis, based upon the Executive's accomplishment of the aforementioned objectives.

          6.2. Benefits. The Company shall provide Executive with the benefits of such insurance plans, hospitalization plans, retirement plans and other employee benefits generally provided to executive employees of the Company and for which Executive may be eligible under the terms and conditions thereof.

          6.3. Stock Options. Executive shall retain his option to purchase 80,00 shares of WEBB Common Stock, granted in Section 6.3 of the Original Employment Agreement (the "Original Option"), according to the terms and conditions set forth therein, and which terms are hereby incorporated into this Agreement. Executive shall also be granted an option to purchase an additional 200,000 shares of WEBB Common Stock (the "Additional Option") pursuant to the WEBB 1995 Stock Option Plan, the shares subject thereto to vest (subject to acceleration as provided therein) one-third per year from June 1,1999, subject to Executive's continuous employment by the Company, to have a term of five years and to have an exercise price equal to the fair market value of WEBB Common Stock on June 1, 1999. The Additional Option shall be in the form attached hereto as Exhibit A.

          6.4 Annual Leave. Executive shall be entitled to vacations, sick leaves, personal days and other tine off in accordance with the Company's policies in effect for officers and executive employees of the Company.

          6.5 Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with reasonable supporting documentation, the Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement.

     7. Duration. Executive's employment hereunder shall commence on June 1, 1999 and continue until terminated in accordance with Section 8. The initial term of Employee's employment shall be two years ("Initial Term"), with renewal terms of one year. After termination of Executive's employment, the applicable provisions of Sections 5, 8, and 9 shall remain in full force and effect until the time specified in each such section.

     8.   Termination. Executive's employment may be terminated as follows:

          8.1. Expiration of Term. Upon written notice by either party delivered at least 30 days before the expiration of the Initial Term or renewal term (collectively, "Term"), Executive's employment will terminate at the expiration of the Term.

          8.2. Death; Disability. If Executive dies or becomes disabled during the Term of his employment, his employment shall be deemed terminated on the date of his death or disability. The Company shall provide Executive with any death or disability benefits generally provided to executive employees of the Company.

          8.3. Cause. The Company may immediately terminate Executive's employment at any time for:

               8.3.1. gross negligence or willful misconduct by Executive of any material duties as an executive officer of the Company which continues after 15 days written notice specifying such negligence or willful misconduct; or

               8.3.2.  the commission of any theft, fraud,
          embezzlement or similar crime involving the commission of any felony, for acts of dishonesty or moral turpitude, for intentional violations of the securities laws or for a material breach of any provision of this Agreement which is not cured within 10 days after Executive has received written notice of such breach from the Company.

     9. Covenant Not to Compete. Since Executive will be a key employee of the Company, Executive shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

          9.1. Covenant Period. The covenants contained in this Section shall continue until one year after the termination of Executive's employment (the "Covenant Period").

          9.2 Restrictions on Future Employment. In the event that Executive gives a notice of nonrenewal of the Term of this Agreement in accordance with Section 8.1 hereof, resigns his employment hereunder or is terminated for cause in accordance with Section 8.3 hereof, then, until the Covenant Period expires, Executive shall not own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in a business which is in competition with WEBB's business as such business was being conducted at the time of Executive's employment hereunder. Nothing herein shall prohibit Executive from employment with or providing consulting services to a business whose activities include as a portion of its operations the business described in this subsection; provided that Executive does not assist or otherwise provide services to such business operations. In the event that Executive is terminated without cause, this provision shall not apply

          9.3   Non-solicitation. Executive shall not directly or indirectly:

                9.3.1. induce any employee of the Company to leave the employ of the Company;

               9.3.2. interfere with the relationship between the Company and any employee;

               9.3.3. hire any Company employee to work for any organization of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest;

               9.3.4. solicit or service any actual or prospective supplier, client, customer of the Company who was solicited or serviced during Executive's employment; or

               9.3.5. interfere or attempt to interfere with any transaction involving the Company;

     until the Covenant Period expires.

     10. Securities Matters. Since the Executive will have access to Confidential Information, his ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Executive agrees to:

          10.1. not engage in any transactions that violate the securities laws;

          10.2.  file all reports required by securities regulatory authorities;

          10.3. provide information about securities transactions when requested by the Company;

          10.4. follow written Company policies concerning securities transactions;

          10.5. when requested by the Board, execute any "lock-up" agreements or other restrictions on transactions, provided that all executive employees of the Company are being requested to execute similar lock-up agreements;

          10.6.  comply with securities law requirements for all transactions.

While Executive may request the Company's permission for proposed securities transactions, Executive is still responsible for compliance with legal requirements.

     11. Injunctive Relief. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5, 9 and 10 of this Agreement, the Company shall be entitled to an injunction restraining Executive from such breach, together with any other relief or remedy available, for such breach or threatened breach, including the recovery of damages. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. If the Company or Executive takes legal action to enforce the provisions of this Agreement or to enjoin Executive or the Company from violating this Agreement, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the losing party

     12. Change of Control. Upon commencement of full-time employment hereunder, Executive will enter into another employment agreement with the Company which provides for certain employment rights in the event of a "change of control" of the Company, as defined in the Agreement (the "Change of Control Agreement"). A copy of the Change of Control Agreement is attached hereto as Exhibit B. In the event of a "change of control" of the Company, Executive shall be entitled to the benefits of the Change of Control Agreement. In the event that the terms of the Change of Control Agreement are in conflict with any of the terms of this Agreement, Executive shall be entitled to the terms of this Agreement or the Change of Control Agreement, which ever are most favorable to him.

     13. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     14. Notices. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by facsimile, courier, registered or certified mail (postage prepaid) to the receiving party at the address set forth below or the recipient's last known address. Notice shall be deemed given on the date of delivery as shown by the facsimile confirmation or delivery receipt.

     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     16. Assignment. The Company may assign its rights and obligations under this Agreement to any successor corporation and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

     17. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent or other breach by Executive.

     18. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Executive.

     20. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     21. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         WEBB INTERACTIVE SERVICES, INC.
                         A Colorado Corporation

                         By R. Steven Adams

                         Its Chairman of the Board and CEO
                         1800 Glenarm Place
                         Suite 700
                         Denver, Colorado 80202-3859


                         PERRY EVANS


                         Perry Evans
                         1800 Glenarm Place
                         Suite 700
                         Denver, Colorado 80202-3859